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               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               Metromedia International Group, Inc.
 .................................................................
     (Name of Registrant as Specified In Its Charter)

     Elliott Associates, L.P. and Elliott International, L.P.
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................





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ELLIOTT ASSOCIATES, L.P.           ELLIOTT INTERNATIONAL, L.P.
712 Fifth Avenue                   c/o HBSC Financial Services (Cayman) Limited
New York, New York                 P.O. Box 1109 GT,
10019-4108                         HBSC House, Mary Street
                                   Grand Cayman, Cayman Islands
                                   British West Indies
September 27, 2001

       INDEPENDENT ADVISOR AND LARGE INSTITUTIONAL STOCKHOLDERS RECOMMEND
                   VOTING FOR ELLIOTT'S DIRECTOR NOMINEES FOR
                   METROMEDIA INTERNATIONAL GROUP, INC. (MMG)

Dear Fellow Stockholder:

On September 25, 2001, Institutional Shareholder Services (ISS), the nation's largest independent proxy advisory firm, which provides its objective analytical services to institutional money managers, released a detailed analysis of the MMG proxy contest and recommended that stockholders vote the BLUE proxy card FOR Elliott's director nominees, Robert A.G. Monks and Robert B. Holmes.

In addition, California Public Employees Retirement System (CalPERS), the largest public pension plan nationwide with currently over $155 billion in assets and the beneficial owner of 648,400 shares of MMG common stock, and Snyder Capital Management, L.P. (Snyder), the beneficial holder of 6,850,200 shares of MMG common stock, have announced that they will vote FOR our nominees on the BLUE proxy card.

                   WHAT INDEPENDENT THIRD PARTIES ARE SAYING:

ISS RECOMMENDS YOU VOTE FOR OUR NOMINEES ....

In its analysis ISS made the following comments:

      o "...[T]he election of two new independent directors with a clear mandate to launch a restructuring plan appears to offer one of the best near-term means of restoring the market's confidence in MMG and enhancing shareholder value."
      o "... [I]t has taken an inordinate amount of time for management to iron out negotiations with its creditors and move forward with a solid business plan to maximize shareholder value."
      o "Messrs. Monks and Holmes certainly possess enough combined corporate and boardroom experience to serve as `watchdogs' on a board that, at best, is having some difficulty in either formulating a restructuring plan, selling it to the company's creditors and bondholders, or both."

  CALPERS INTENDS TO VOTE FOR THE ELLIOTT NOMINEES ....

           In a letter to certain MMG stockholders dated September 24, 2001, CalPERS stated the following: "CalPERS believes that director independence is an essential element in board accountability. Therefore, CalPERS intends to vote for election of the Elliott Associates/Lens Management alternative slate of director nominees - Robert A.G. Monks and Robert B. Holmes. We believe Metromedia's current board has not been responsive to shareholders and that the election of truly independent outside directors is essential to protecting the interests of all public shareholders."

SNYDER, MMG'S LARGEST INDEPENDENT STOCKHOLDER, CALLS FOR A CHANGE IN THE BOARD
OF DIRECTORS ....






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Snyder, in a 13D/A it filed with the Securities and Exchange Commission on
September 25, 2001, stated the following:

           "We believe that the current management and board of directors of Metromedia Group International, Inc. have not acted in the best interests of the stockholders and have continually been unresponsive to stockholder needs. As a stockholder of more than five years that is interested in the long-term value of the company, we strongly believe there is a pressing need for accountability, and believe that, as a first step, a change is needed in the board of directors. Thus, we have decided, after reviewing all the options, to give our proxy to [Elliott Associates, L.P.] in support of its director nominees. This action is necessary to begin making the board and management accountable to the stockholders and achieve the long-term value of the company."

                           --------------------------

      WE BELIEVE MMG WOULD GREATLY BENEFIT FROM NEW INDEPENDENT DIRECTORS.

The value of MMG common stock has diminished more than 86% since November 1995, when MMG commenced public trading. On September 10th the stock closed at $2.44 per share.

We believe that the stock market continues to undervalue MMG common stock because the management has failed to get Wall Street analyst coverage and because the current Board has not taken the decisive actions necessary to unlock the true value of MMG.

In our view, the first necessary step is to put new directors on the Board who are committed to taking the actions necessary to enhance stockholder value. The current Board has had its chance and has not delivered. It's time for new views and opinions. Our independent Board nominees will represent ALL stockholders.

      VOTE FOR OUR INDEPENDENT DIRECTOR NOMINEES TO PROTECT YOUR INTERESTS.

You can take an important step towards bringing about that change by signing, dating and returning the enclosed BLUE proxy card today.

If you have any questions or require assistance in voting your proxy, please call MacKenzie Partners, Inc. at (800) 322-2885 (Toll Free) or (212) 929-5500 (Call Collect). Thank you for your support.

Sincerely,

ELLIOTT ASSOCIATES, L.P.        ELLIOTT INTERNATIONAL, L.P.
                                By: Elliott International Capital Advisors Inc.
                                Attorney-in-Fact for
                                Elliott International, L.P.
By: Paul E. Singer
   ----------------------
Paul E. Singer
General Partner
                                By: Paul E. Singer
                                   ----------------------
                                Paul E. Singer
                                President


                          VOTE FOR CORPORATE DEMOCRACY.
                    VOTE THE ENCLOSED BLUE PROXY CARD TODAY!